Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Open Text Corporation of our report dated March 31, 2017, relating to the financial statements of the Enterprise Content Division of Dell Technologies Inc., which appears in Open Text Corporation’s Current Report on Form 8-K/A (Amendment No. 1) dated March 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

August 30, 2017